Exhibit 16.2



January 11, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 11, 1999 of Information Analysis Incorporated and are in agreement with the statements contained in parargraph
(a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        /s/ Ernst & Young LLP
                                        ----------------------
                                        Ernst & Young LLP